                                                                     EXHIBIT 5.1


                 [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]

                                                              September 24, 1997

Star Buffet, Inc.
440 Lawndale Drive
Salt Lake City, Utah 84115-2917

        Re: Registration Statement on Form S-1

Gentlemen:

        At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement"), being filed by Star Buffet, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on September 24, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 575,000 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"). Such shares of Common Stock, which include 75,000 shares that will be subject to an over-allotment option to be granted to the underwriters by the Company, are to be purchased by certain underwriters and offered for sale to the public together with the shares registered pursuant to Registration Statement No. 333-32249, which was declared effective on September 24, 1997 (the "Initial Registration Statement"), pursuant to the terms of an Underwriting Agreement which has been filed as an exhibit to the Initial Registration Statement and is incorporated by reference as an exhibit to the Registration Statement.

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issue and sale of the shares of Common Stock.

        Based upon such examination, and subject to compliance with applicable state securities and "blue sky" laws, it is our opinion that the 575,000 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Initial Registration Statement.

                                        Respectfully Submitted,

                                        /s/ STRADLING YOCCA CARLSON & RAUTH